Exhibit 21
List of Subsidiaries of Mondee Holdings, Inc.

The following is a list of subsidiaries of Mondee Holdings, Inc. as of the date of the Annual Report on Form 10-K for the year ended December 31, 2023 to which this document is filed as an exhibit. All corporations are subsidiaries of Mondee Holdings, Inc. and, if indented, subsidiaries of the entity under which they are listed.

Subsidiary Name	Jurisdiction of Formation	Equity Ownership	Equity Owner
Mondee Holdings II, LLC	Delaware	100%	Mondee Holdings, Inc.
Mondee, Inc.	Delaware	100%	Mondee Holdings II, LLC
C&H Travel and Tours, Inc. (f/k/a Tap Tours, Inc.)	California	100%	Mondee, Inc.
Cosmopolitan Travel Service, Inc.	Michigan	100%	Mondee, Inc.
Cosmopolitan Travel Services, Inc.	New York	45%	Mondee, Inc.
		55%	Cosmopolitan Travel Service, Inc.
ExploreTrip IP Holdings, Inc.	Delaware	100%	Mondee, Inc.
ExploreTrip, Inc.	Delaware	100%	Mondee, Inc.
Hari-World Travel Group, Inc.	Delaware	100%	Mondee, Inc.
BookingWiz Thailand Ltd.	Thailand	99.99%	Mondee, Inc.
Mondee Tech Private Limited (f/k/a LBF Travel India Private Limited) (f/k/a Let’s Go Travel Private Limited)	India	80.35%	Mondee, Inc.
Mondee Tech Private Limited (f/k/a LBF Travel India Private Limited) (f/k/a Let’s Go Travel Private Limited)	India	19.65%	Mondee Acquisition Company, Inc.
Mondee Acquisition Company, Inc. (f/k/a cFares Holdings, Inc.)	Delaware	100%	Mondee, Inc.
Mondee Brazil, LLC	Delaware	100%	Mondee, Inc.
Mondee Canada Inc.	Ontario, Canada	100%	Mondee, Inc.
Orinter Viagens e Turimos S.A.	Brazil	0.00125%	Mondee, Inc.
Orinter Viagens e Turimos S.A.	Brazil	99.99%	Mondee Brazil, LLC
Rocketrip, Inc.	Delaware	100%	Mondee, Inc.
SkyLink Travel Inc.	New York	100%	Mondee, Inc.
SkyLink Travel SFO, Inc.	California	100%	Mondee, Inc.
SkyLink Travel, Inc.	California	100%	Mondee, Inc.
SkyLink Travel, Inc.	Illinois	100%	Mondee, Inc.
Touram IT Private Limited	India	50%	Mondee Canada Inc., a corporation incorporated in Ontario, Canada.
Touram IT Private Limited	India	50%	SkyLink Travel Inc., a New York corporation
Trans Am Travel, Inc.	Virginia	100%	Mondee, Inc.
TransWorld Travel, Inc.	Delaware	100%	Mondee, Inc.
Interep Representações Viagens e Turismo S.A.	Brazil	99.99%	Mondee Brazil, LLC
Interep Representações Viagens e Turismo S.A.	Brazil	.000995%	Mondee, Inc.
Consolid México Holdings, S.A.P.I. DE C.V.	Mexico	99.99%	Mondee, Inc.

Consolid México Holdings, S.A.P.I. DE C.V.	Mexico	.002%	Mondee Acquisition Company, Inc.
Consolid México, S.A. DE C.V.	Mexico	99.86%	Consolid México Holding, S.A.P.I. de C.V.
Consolid México, S.A. DE C.V.	Mexico	.14%	Mondee, Inc.
Travel-Fan, S.A. DE C.V.	Mexico	95.3%	Consolid México Holding, S.A.P.I. de C.V.
Travel-Fan, S.A. DE C.V.	Mexico	4.7%	Mondee, Inc.
CMX Travel Management, S.A. DE C.V.	Mexico	99.99%	Consolid México Holding, S.A.P.I. de C.V.
CMX Travel Management, S.A. DE C.V.	Mexico	.006%	Mondee, Inc.
CMX Alta Dirección, S.A. DE C.V.	Mexico	99.99%	Consolid México Holding, S.A.P.I. de C.V.
CMX Alta Dirección, S.A. DE C.V.	Mexico	.006%	Mondee, Inc.
Skypass Travel, Inc.	Texas	100%	Mondee, Inc.
Skypass Travel Mexico Sa de CV	Mexico	90%	Mondee, Inc.
Skypass Travel Mexico Sa de CV	Mexico	10%	Mondee Acquisition Company, Inc.
Skypass Travel Private Ltd.	India	99.99%	Mondee, Inc.
Skypass Travel Private Ltd.	India	.01%	Mondee Acquisition Company, Inc.
Skypass Holidays LLC	Texas	100%	Mondee, Inc.
Skypass Travel Ltda.	Brazil	100%	Skypass Travel, Inc.
Purple Grids Inc.	Delaware	100%	Mondee, Inc.